EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FOURTH QUARTER 2021 FINANCIAL RESULTS
AND PROVIDES 2022 GUIDANCE
Conference call on Tuesday, February 15, 2022, at 8:00 a.m. Central Time.
HOUSTON, Texas, February 14, 2022 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter of 2021.
Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, commented on fourth quarter results:
"Today we are proud to report fourth quarter earnings per share of $1.24 and adjusted earnings per share of $1.17, a $0.04 increase over the prior year quarter. We continued to experience elevated levels of funeral services, burials, and preneed sales against a robust customer spend, while experiencing some inflationary cost increases around staffing, maintenance, and energy related expenses. We were fortunate in being able to invest $112 million in acquiring 28 funeral homes and 2 cemeteries in six separate transactions this quarter. We are excited to welcome our new teammates to the SCI family.

As we end the year with a strong performance and look back on 2021, what our associates have been able to accomplish against the backdrop of a global pandemic has been truly remarkable. I am extremely proud of our team of over 24,000 associates who have continued to provide service excellence to our client families through almost two years of the COVID-19 pandemic. I would also like to thank our entire SCI family, particularly our frontline associates, for your continued courage and resolve, but also for focusing on what we do best, which is helping our client families gain closure and healing through the process of grieving, remembrance, and celebration."
Fourth Quarter Highlights:
–Revenue grew $73 million, or 8%, over the prior year quarter to $1,043 million.
–GAAP earnings per share were $1.24.
–Adjusted earnings per share grew $0.04 over the prior year quarter to $1.17, which was higher than our expectations driven by higher than expected revenue and a reduced share count.
–Comparable funeral preneed sales production grew $30 million, or 14%.
–Comparable cemetery preneed sales production grew $39 million, or 13%.
FOURTH QUARTER AND FULL YEAR SUMMARY
Details of our fourth quarter 2021 financial results and the consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$1,043.3	$970.3	$4,143.1	$3,511.5
Operating income	$298.5	$285.4	$1,190.7	$842.8
Net income attributable to common stockholders	$206.5	$201.0	$802.9	$515.9
Diluted earnings per share	$1.24	$1.15	$4.72	$2.88
Earnings excluding special items (1)	$194.8	$197.7	$777.9	$521.7
Diluted earnings per share excluding special items (1)	$1.17	$1.13	$4.57	$2.91
Diluted weighted average shares outstanding	167.2	174.6	170.1	179.0
Net cash provided by operating activities	$190.2	$244.9	$920.6	$804.4
Net cash provided by operating activities excluding special items (1)	$190.2	$244.9	$912.3	$804.4
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.
•Diluted earnings per share were $1.24 in the fourth quarter of 2021 compared to $1.15 in the fourth quarter of 2020. The current year quarter was positively impacted by a $9.9 million pre-tax gain on divestitures and prior year quarter was positively impacted by a $1.2 million pre-tax gain on divestitures. Diluted earnings per share excluding special items were $1.17 in the fourth quarter of 2021 compared to $1.13 in the fourth quarter of 2020. The increase of $0.04 is due to higher gross profit driven by a higher funeral sales average and lower shares outstanding, slightly offset by a higher tax rate, higher corporate general and administrative expenses, and higher interest expense.
•Net cash provided by operating activities decreased $54.7 million to $190.2 million in the fourth quarter of 2021 compared to $244.9 million in the fourth quarter of 2020 as higher cash taxes and interest was slightly offset by an increase in gross profit.

1 Service Corporation International

OUTLOOK FOR 2022
Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, commented on the outlook for 2022:
"Looking ahead, our expectations for adjusted earnings per share for the full year of 2022 have improved from the $2.80 we provided last quarter on our earnings call to a midpoint of $3.00, primarily due to the continued impacts of the COVID-19 pandemic. Beyond 2022, we believe that the negative impact of the COVID-19 pandemic on services pulled forward from future years into 2020 and 2021 should begin to wane and a trend of year-over-year growth should begin as we approach an aging baby boomer cohort with a leaner and more technologically efficient and effective operating model."
The guidance provided below has a wider range than usual due to the continued uncertainty around the impact of the COVID-19 pandemic. This outlook assumes that the impact of COVID-19 will continue into the early months of 2022. Our outlook for net cash provided by operating activities excluding special items reflects an estimated $20 million of payroll tax payments in 2022 that were deferred from 2020 as allowed under the CARES Act.

(Dollars in millions, except per share amounts)	2022 Outlook
Diluted earnings per share excluding special items (1)	$2.80 - $3.20

Net cash provided by operating activities excluding special items and cash taxes (1)	$825 - $875
Cash taxes expected in 2022	$150
Net cash provided by operating activities excluding special items (1)	$675 - $725

Capital improvements at existing locations and cemetery development expenditures	$270 - $290
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2022 excludes the following because this information is not currently available for 2022: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Tuesday, February 15, 2022, at 8:00 a.m. Central Time. A question and answer session will follow prepared remarks made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 7489780. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 22, 2022 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 6270382. Additionally, a replay of the conference call will be available on our website for approximately one year.
ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance. We offer families exceptional service in planning life celebrations and personalized remembrances. Our Dignity Memorial® brand serves approximately 500,000 families each year with professionalism, compassion, and attention to detail. At December 31, 2021, we owned and operated 1,471 funeral service locations and 488 cemeteries (of which 299 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

2 Service Corporation International

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2021 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

3 Service Corporation International

SERVICE CORPORATION INTERNATIONAL
APPENDIX: RESULTS FOR THE FOURTH QUARTER OF 2021
Consolidated Statement of Operations

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,

	2021	2020	2021	2020

Revenue	$1,043,255	$970,268	$4,143,143	$3,511,509
Cost of revenue	(718,880)	(654,908)	(2,839,529)	(2,534,682)
Gross profit	324,375	315,360	1,303,614	976,827
Corporate general and administrative expenses	(35,859)	(31,098)	(138,107)	(141,066)
Gains on divestitures and impairment charges, net	9,937	1,184	25,169	7,009
Operating income	298,453	285,446	1,190,676	842,770
Interest expense	(38,745)	(36,224)	(150,610)	(163,063)
Losses on early extinguishment of debt, net	—	—	(5,226)	(18,428)
Other income, net	1,446	233	10,660	781
Income before income taxes	261,154	249,455	1,045,500	662,060
Provision for income taxes	(54,589)	(48,364)	(242,248)	(145,923)
Net income	206,565	201,091	803,252	516,137
Net income attributable to noncontrolling interests	(65)	(48)	(313)	(230)
Net income attributable to common stockholders	$206,500	$201,043	$802,939	$515,907
Basic earnings per share:
Net income attributable to common stockholders	$1.26	$1.17	$4.79	$2.92
Basic weighted average number of shares	164,446	172,156	167,542	176,709
Diluted earnings per share:
Net income attributable to common stockholders	$1.24	$1.15	$4.72	$2.88
Diluted weighted average number of shares	167,189	174,587	170,114	178,990

4 Service Corporation International

Consolidated Balance Sheet

(Dollars in thousands, except share amounts)
	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$268,626	$230,857
Receivables, net	106,051	92,939
Inventories	25,935	23,929
Other	40,448	28,427
Total current assets	441,060	376,152
Preneed receivables, net and trust investments	6,015,323	5,345,720
Cemetery property	1,900,844	1,879,340
Property and equipment, net	2,252,158	2,133,664
Goodwill	1,915,082	1,880,007
Deferred charges and other assets, net	1,169,813	1,080,053
Cemetery perpetual care trust investments	1,996,898	1,820,489
Total assets	$15,691,178	$14,515,425

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$659,494	$575,948
Current maturities of long-term debt	65,016	228,352
Income taxes payable	3,751	11,634
Total current liabilities	728,261	815,934
Long-term debt	3,901,304	3,514,182
Deferred revenue, net	1,532,749	1,488,909
Deferred tax liability	437,902	437,308
Other liabilities	438,903	420,039
Deferred receipts held in trust	4,766,492	4,272,382
Care trusts’ corpus	1,976,118	1,814,050
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 166,821,502 and 174,792,272 shares issued, respectively, and 163,114,202 and 170,717,236 shares outstanding, respectively	163,114	170,717
Capital in excess of par value	979,096	981,934
Retained earnings	727,021	560,731
Accumulated other comprehensive income	40,214	39,366
Total common stockholders’ equity	1,909,445	1,752,748
Noncontrolling interests	4	(127)
Total equity	1,909,449	1,752,621
Total liabilities and equity	$15,691,178	$14,515,425

5 Service Corporation International

Consolidated Statement of Cash Flows

(Dollars in thousands)	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	803,252	516,137
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	5,226	18,428
Depreciation and amortization	159,306	155,299
Amortization of intangibles	20,002	22,444
Amortization of cemetery property	98,162	80,403
Amortization of loan costs	6,367	5,483
Provision for expected credit losses	11,362	13,558
(Benefit from) provision for deferred income taxes	(5,837)	7,884
Gains on divestitures and impairment charges, net	(25,169)	(7,009)
Share-based compensation	14,168	14,103
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(20,215)	(14,518)
Increase in other assets	(54,883)	(35,739)
Increase in payables and other liabilities	53,747	122,478
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(308,061)	(158,797)
Increase in deferred revenue, net	119,730	61,807
Increase in deferred receipts held in trust	43,451	2,390
Net cash provided by operating activities	920,608	804,351
Cash flows from investing activities:
Capital expenditures	(303,660)	(222,211)
Business acquisitions, net of cash acquired	(121,382)	(64,164)
Real estate acquisitions	(26,604)	(52,079)
Proceeds from divestitures and sales of property and equipment	40,696	21,916
Payments for Company-owned life insurance policies	(3,982)	(5,352)
Proceeds from Company-owned life insurance policies and other	—	3,519
Net cash used in investing activities	(414,932)	(318,371)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	975,000	1,585,000
Debt issuance costs	(13,640)	(14,503)
Scheduled payments of debt	(36,158)	(34,489)
Early payments of debt	(699,837)	(1,371,856)
Principal payments on finance leases	(34,617)	(43,598)
Proceeds from exercise of stock options	39,354	26,671
Purchase of Company common stock	(554,313)	(516,870)
Payments of dividends	(146,919)	(137,392)
Bank overdrafts and other	5,510	14,259
Net cash used in financing activities	(465,620)	(492,778)
Effect of foreign currency	(111)	2,788
Net increase (decrease) in cash, cash equivalents, and restricted cash	39,945	(4,010)
Cash, cash equivalents, and restricted cash at beginning of period	238,610	242,620
Cash, cash equivalents, and restricted cash at end of period	$278,555	$238,610

6 Service Corporation International

Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Consolidated funeral:
Atneed revenue	$329.3	$296.0	$1,268.1	$1,092.0
Matured preneed revenue	178.4	176.5	700.5	662.7
Core revenue	507.7	472.5	1,968.6	1,754.7
Non-funeral home revenue	19.0	17.0	74.1	61.2
Recognized preneed revenue	39.2	31.4	159.6	124.6
Other revenue	33.8	26.9	140.9	111.8
Total revenue	$599.7	$547.8	$2,343.2	$2,052.3

Gross profit	$161.4	$150.9	$625.6	$494.6
Gross profit percentage	26.9%	27.5%	26.7%	24.1%

Funeral services performed	96,531	96,668	382,862	364,312
Average revenue per service	$5,456	$5,064	$5,335	$4,984

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Consolidated cemetery:
Atneed property revenue	$42.0	$36.9	$167.4	$124.5
Atneed merchandise and service revenue	78.9	70.4	310.5	262.4
Total atneed revenue	120.9	107.3	477.9	386.9
Recognized preneed property revenue	203.5	201.7	846.5	660.0
Recognized preneed merchandise and service revenue	85.4	79.4	343.9	298.9
Total recognized preneed revenue	288.9	281.1	1,190.4	958.9
Core revenue	409.8	388.4	1,668.3	1,345.8
Other cemetery revenue	33.7	34.0	131.7	113.4
Total revenue	$443.5	$422.4	$1,800.0	$1,459.2

Gross profit	$162.9	$164.4	$678.0	$482.2
Gross profit percentage	36.7%	38.9%	37.7%	33.0%

7 Service Corporation International

Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended December 31, 2021 and 2020. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2020 and ending December 31, 2021.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2021	2020	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$320.7	$290.8	$29.9	10.3%
Matured preneed revenue (2)	176.4	174.7	1.7	1.0%
Core revenue (3)	497.1	465.5	31.6	6.8%
Non-funeral home revenue (4)	18.7	17.0	1.7	10.0%
Recognized preneed revenue (5)	38.7	31.3	7.4	23.6%
Other revenue (6)	33.5	27.0	6.5	24.1%
Total comparable revenue	$588.0	$540.8	$47.2	8.7%

Comparable gross profit	$158.9	$149.1	$9.8	6.6%
Comparable gross profit percentage	27.0%	27.6%	(0.6)%

Comparable funeral services performed:
Atneed	53,646	53,037	609	1.1%
Matured preneed	27,343	29,181	(1,838)	(6.3)%
Total core	80,989	82,218	(1,229)	(1.5)%
Non-funeral home	13,334	13,218	116	0.9%
Total comparable funeral services performed	94,323	95,436	(1,113)	(1.2)%
Core cremation rate	53.8%	52.6%	1.2%
Total comparable cremation rate (7)	60.3%	59.0%	1.3%

Comparable funeral average revenue per service:
Atneed	$5,978	$5,483	$495	9.0%
Matured preneed	6,451	5,987	464	7.8%
Total core	6,138	5,662	476	8.4%
Non-funeral home	1,402	1,286	116	9.0%
Total comparable average revenue per service	$5,468	$5,056	$412	8.1%

Comparable funeral preneed sales production:
Total preneed sales	$255.4	$225.0	$30.4	13.5%
Core contracts sold	32,178	30,592	1,586	5.2%
Non-funeral home contracts sold	18,497	16,381	2,116	12.9%
Core average revenue per contract sold	$6,302	$5,840	462	7.9%
Non-funeral home average revenue per contract sold	$2,846	$2,828	$18	0.6%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.
(6)Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).
•Total comparable funeral revenue increased by $47.2 million, or 8.7%, in the fourth quarter of 2021 compared to the same period of 2020, primarily driven by significant growth in core funeral revenue of $31.6 million.
•The increase in core funeral revenue of $31.6 million, or 6.8%, was primarily the result of an 8.4% increase in core average revenue per service, which more than offset a 1.5% decrease in core funeral services performed. The core

8 Service Corporation International

average revenue per service growth was driven by the return of our customers' desire for more robust remembrances and celebrations compared to limited services due to social distancing during the prior year fourth quarter. The core cremation rate increased by 120 basis points, which was in-line with expectations.
•Recognized preneed revenue increased $7.4 million, or 23.6%, primarily driven by a 13.6% increase in preneed funeral sales production through our non-funeral home channel.
•Other revenue increased $6.5 million, or 24.1%, primarily due to higher general agency revenue as a result of an 11.9% increase in comparable preneed funeral insurance production during the quarter.
•Comparable funeral gross profit increased $9.8 million to $158.9 million and the gross profit percentage decreased to 27.0%. Funeral margins were impacted by higher costs in the current quarter relative to the prior year as staffing and service levels normalized, driven by more comprehensive services compared to the prior year fourth quarter. We also experienced certain inflationary cost increases, primarily from staffing and energy costs. Finally, significant growth in our comparable preneed funeral sales production generated incremental selling costs that are effectively offset by general agency revenue from insurance-funded preneed sales production, which also put downward pressure on the gross profit percentage.

•Comparable preneed funeral sales production increased $30.4 million, or 13.5%, in the fourth quarter of 2021 compared to 2020. The growth in comparable preneed funeral sales production during the quarter continued to be positively impacted by the consumer's increased awareness related to the possible impact of COVID-19. This increased demand was bolstered by continued growth in digital and direct mail leads, as well as the return of local marketing events and in-person customer sales seminars.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended December 31, 2021 and 2020. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2020 and ending December 31, 2021.

(Dollars in millions)	Three Months Ended December 31,
	2021	2020	Var	%
Comparable cemetery revenue:
Atneed property revenue	$42.0	$36.9	$5.1	13.8%
Atneed merchandise and service revenue	78.8	70.4	8.4	11.9%
Total atneed revenue (1)	120.8	107.3	13.5	12.6%
Recognized preneed property revenue	203.5	201.6	1.9	0.9%
Recognized preneed merchandise and service revenue	85.3	79.4	5.9	7.4%
Total recognized preneed revenue (2)	288.8	281.0	7.8	2.8%
Core revenue (3)	409.6	388.3	21.3	5.5%
Other revenue (4)	33.8	34.0	(0.2)	(0.6)%
Total comparable revenue	$443.4	$422.3	$21.1	5.0%

Comparable gross profit	$163.1	$164.5	$(1.4)	(0.9)%
Comparable gross profit percentage	36.8%	39.0%	(2.2)%

Comparable cemetery preneed and atneed sales production:
Property	$257.5	$230.7	$26.8	11.6%
Merchandise and services	193.1	173.2	19.9	11.5%
Discounts and other	(3.3)	(2.6)	(0.7)	(26.9)%
Preneed and atneed sales production	$447.3	$401.3	$46.0	11.5%

Recognition rate (5)	91.6%	96.8%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue increased $21.1 million, or 5.0%, in the fourth quarter of 2021 compared to the fourth quarter of 2020. The increase was primarily due to a $21.3 million, or 5.5%, increase in core revenue.

9 Service Corporation International

•The core revenue growth of $21.3 million was a result of a $13.5 million, or 12.6%, increase in atneed revenue that was driven by an increase in sales averages and a higher velocity of contracts sold. Recognized preneed revenue was higher by $7.8 million, or 2.8%, primarily driven by higher recognized merchandise and service revenue.
•Comparable cemetery gross profit decreased $1.4 million to $163.1 million. Cemetery margins were impacted by higher selling compensation from the 13.4% of growth in preneed cemetery sales production. We also experienced higher costs in the current quarter relative to the prior year as staffing and service levels continued to normalize driving increases in maintenance and energy combined with certain inflationary cost increases.
•Comparable preneed cemetery sales production growth of $38.5 million, or 13.4%, was driven by higher quality sales averages and an increase in the number of contracts sold. Comparable preneed cemetery sales production continues to benefit from a more productive and efficient sales force, with better utilization of our customer relationship management system. The sales averages benefited from our continued investment in high-quality inventory at moderately higher price points. We also continue to experience an increase in leads on the elevated atneed activity and improved conversion rates due to the consumer's increased awareness related to the possible impact of COVID-19.
Other Financial Results
•Corporate general and administrative expenses increased $4.8 million to $35.9 million in the fourth quarter of 2021 compared to the same period in 2020. This was primarily related to higher incentive compensation expenses associated with our long-term incentive plan based on total shareholder return for the year.
•Interest expense increased $2.5 million to $38.7 million in the fourth quarter of 2021 primarily due to the issuance of fixed rate bonds earlier in 2021 partially offset by lower balances and rates on our floating rate debt.
•The GAAP effective income tax rate for the fourth quarter of 2021 was 20.9% up from 19.4% in the prior year quarter. Our adjusted effective income tax rate was 22.4% in the fourth quarter of 2021 compared to 20.4% in the prior year quarter. The lower tax rates in the prior period were primarily due to less state taxes coupled with greater excess tax benefits on a higher number of exercised stock options during the prior year quarter.

Cash Flow and Capital Spending

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$190.2	$244.9	$920.6	$804.4
Cash received from a vendor waiver and release agreement payment	—	—	(8.3)	—
Net cash provided by operating activities excluding special items	$190.2	$244.9	$912.3	$804.4
Cash taxes included in net cash provided by operating activities excluding special items	$96.8	$36.0	$265.5	$132.9
Net cash provided by operating activities decreased $54.7 million to $190.2 million in the fourth quarter of 2021 compared to $244.9 million in the fourth quarter of 2020. This was inline with our expectations as higher cash taxes of $60.8 million and higher cash interest payments of $6.3 million were slightly offset by an increase in gross profit and favorable working capital.

A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Capital improvements at existing operating locations	$64.7	$33.1	$164.8	$96.8
Development of cemetery property	45.5	23.3	95.4	88.8
Capital improvements at existing operating locations and cemetery development expenditures	110.2	56.4	260.2	185.6
Growth capital expenditures/construction of new funeral service locations	15.7	10.2	43.5	36.6
Total capital expenditures	$125.9	$66.6	$303.7	$222.2
Total capital expenditures increased in the current quarter by $59.3 million primarily due to an increase in capital improvements at existing operating locations, including increased investments in technology and related infrastructure projects, and increased spend on cemetery property development as we returned to more normal levels of capital expenditures compared to 2020.

10 Service Corporation International

Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of December 31, 2021 is set forth below:

	Three Months	Twelve Months
Preneed funeral	3.8%	14.2%
Preneed cemetery	4.1%	15.3%
Cemetery perpetual care	3.9%	13.7%
Combined trust funds	3.9%	14.4%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three Months Ended December 31,
	2021		2020
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders	$206.5	$1.24	$201.0	$1.15
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(9.9)	(0.06)	(1.2)	—
Tax reconciling items:
Tax effect from special items	2.3	0.01	0.6	—
Change in uncertain tax reserves and other	(4.1)	(0.02)	(2.7)	(0.02)
Earnings excluding special items and diluted earnings per share excluding special items	$194.8	$1.17	$197.7	$1.13

Diluted weighted average shares outstanding		167.2		174.6

(Dollars in millions, except diluted EPS)	Twelve Months Ended December 31,
	2021		2020
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$802.9	$4.72	$515.9	$2.88
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(25.2)	(0.15)	(7.0)	(0.03)
Losses on early extinguishment of debt, net	5.2	0.03	18.4	0.10
Vendor waiver and release agreement cash receipts	(8.3)	(0.05)	—	—
Tax reconciling items:
Tax effect from special items	7.3	0.04	(2.6)	(0.02)
Change in uncertain tax reserves and other	(4.0)	(0.02)	(3.0)	(0.02)
Earnings excluding special items and diluted earnings per share excluding special items	$777.9	$4.57	$521.7	$2.91

Diluted weighted average shares outstanding		170.1		179.0

11 Service Corporation International